                                                                       EXHIBIT E

                   [NOVA PETROLEUM RESOURCE CORP. LETTERHEAD]



August 13, 1997

Mr. Mike Childers
Pilares Oil & Gas, Inc.
S 1" & Willis
Abilene, Texas

 RE: EXECUTIVE SUMMARY GLASS MTNS LEASE "AENW" PROPERTY PLUS WARDLAW LEASE
     PROPERTY RESERVES AND SEC_SX_10 VALUATION

Dear Mr. Childers;

        As per your request of Nova.

Property: GLASS MTNS LEASE "AENW" PLUS WARDLAW LEASE

Acres: + \- 1,280 acres (2 sections)

Location: Pecos & Concho Counties, Texas U.S.A.

Number of Wells to be Drilled: 16 Total

Production Expected: Natural Gas

Reserves and Valuation (un-risked): at $2.00 MCFG:

NET RESERVES (MCF):                                                   32,847,424

NET PRESENT VALUE AT 10% DISCOUNT (UN-RISKED):                      $ 20,704,058

Respectfully

/s/ Joseph V. Rochefort
--------------------------------
Joseph V. Rochefort
CPG # 3358; SIPES # 1901

                   [NOVA PETROLEUM RESOURCE CORP. LETTERHEAD]



August 13, 1997

Mr. Charles M. Childers
Pilares Oil & Gas, Inc.
Abilene, Texas 79605

RE: Wardlaw Gas Development Project (SEC-SX): Paint Rock Field
                Reserves, Economic Analysis and Cash Flow Projections

Dear Mr. Childers;

    The Wardlaw Gas Development Project consist of 1 Proven Developed Producing gas well ( # 2-C) which has Proven Developed Non-Produced pay zones remaining to be produced by reworking the # 2-C wellbore and 8 Proven UnDeveloped Gas wells which remain to be drilled.

SUMMARY OF WARDLAW PROJECT FULL DEVELOPMENT (SEC-SX)

Reserves                     Net Oil              Net Gas               NPV @ 10 % Disc.
--------                     Bbls                 MCF                   $ USD
                             ----                 ---                   ----------------
PDP+ PDNP
+ PUD                                              8,416,964               $ 5,829,326

NPV @ 10 % Disc.             :   $ 5,829,326


/s/ JOSEPH V. ROCHEFORT

                   [NOVA PETROLEUM RESOURCE CORP. LETTERHEAD]

August 13, 1997

Mr. Mike Childers
Pilares Oil & Gas, Inc.
S 1" & Willis
Abilene, Texas

RE: SUMMARY GLASS MTNS LEASE "AENW" PROPERTY

Dear Mr. Childers;

        As per your request of Nova: Summary of reserves and property valuation.

Property: GLASS MTNS LEASE "AENW" PROPERTY

Acres: +\- 640 acres (1 section)

Location: Pecos County, Texas U.S.A.

        All of Sections 24 T.T. RR Co. Blk 170 of Pecos County, Texas

Number of Wells to be Drilled: 7 Total 11 Delineation Development Wells.

Production Expected: Caballos Gas; Wolfcamp Gas; possible L. Paleozoic Gas

Lease "AENW" Reserves Value (un-risked): at $ 2.00 MCFG:

NET PRESENT VALUE AT 10% DISCOUNT (UN-RISKED): *********** $ 14,874,732

Respectfully

/s/ JOSEPH V. ROCHEFORT
--------------------------------------
Joseph V. Rochefort
CPG # 3358; SIPES # 1901
Encl: Economics evaluation (3 pages)